Exhibit 99.1

Press / Investor Contact:

Bonnie Ortega

Director, Investor/Public Relations

Cardium Therapeutics, Inc.

Tel: (858) 436-1018

Email: InvestorRelations@cardiumthx.com

CARDIUM REPORTS ON APPLICABILITY OF CORGENTIN TO STEM CELL

THERAPIES: INDEPENDENT STUDIES INDICATE THAT Ad5IGF-1 POTENTIATES

STEM CELLS TO IMPROVE CARDIAC FUNCTION AFTER HEART ATTACK

SAN DIEGO, CA – March 27, 2009 – Cardium Therapeutics (NYSE Amex: CXM) today reported on an NIH-funded, pre-clinical study conducted by independent researchers at the University of Cincinnati entitled IGF-1—Overexpressing Mesenchymal Stem Cells Accelerate Bone Marrow Stem Cell Mobilization via Paracrine Activation of SDF-1a /CXCR4 to Promote Myocardial Repair that was published in the American Heart Association’s journal Circulation Research (Circ Res. 2008; 103(11): 1300-1308). The investigators reported that mesenchymal stem cells (MSCs) can be potentiated by introducing Ad5IGF-1 into the cells while they are being processed outside of the body or ex vivo. Upon reintroduction into the body, these Ad5IGF-1 activated stem cells substantially reduced heart attack related tissue damage (infarct size), caused extensive angiomyogenesis, and improved left ventricular ejection fraction and fractional shortening. MSCs not treated with Ad5IGF-1 had significantly less therapeutic effect in this preclinical model of heart attack. The authors concluded that the observed synergy between MSCs and Ad5IGF-1 in myocardial regeneration after a heart attack may be due to IGF-1-induced release of various cytokines and chemokines, including SDF-1a , contributing to massive stem cell mobilization from the bone marrow and their increased homing in the injured heart muscle. The full article can be accessed at www.pubmedcentral.nih.gov/articlerender.fcgi?artid=2640486.

“Recent findings indicate that mesenchymal stem cells, which are processed ex vivo before reintroduction into the body, tend to loose certain capabilities required for effective binding and retention within injured heart tissue such as that occurring after a heart attack. We believe that the effectiveness of these stem cells can be substantially improved through a targeting mechanism that involves the binding of the CXC chemokine receptor 4 (found on these stem cells in the bone marrow but reduced after ex vivo expansion) with the stromal-derived factor-1a ligand that is expressed in ischemic heart tissue following a heart attack. This suggests that treatment of mesenchymal stem cells ex vivo with an Ad5IGF-1 biologic, such as Cardium’s Corgentin product candidate, will lead to local production of insulin-like growth factor-1 protein to enhance this process and amplify the delivery and retention of stem cells within injured heart tissue. The recently-published research findings from the University of Cincinnati provide independent support of this possible mechanism of action and underscore the potential use of Cardium’s Corgentin candidate in stem cell therapies aimed at the treatment of heart attack and other indications,” stated Cardium’s Chief Scientific Officer, Gabor M. Rubanyi, M.D., Ph.D.

“Cardium has been developing a portfolio of innovative DNA-based growth factor therapeutics for cardiovascular and related applications. Our Corgentin (Ad5IGF-1) product candidate is designed to lessen tissue injury and promote myocardial repair and restoration following a heart attack,” noted Christopher J. Reinhard, Cardium’s Chief Executive Officer. “The well-documented biological properties of IGF-1 protein include the inhibition of programmed cell death or apoptosis, adaptive cardiomyocyte hypertrophy, proliferation of cardiac progenitor cells and angiogenesis. These observations provide a strong scientific rationale for the clinical development of an IGF-1 based therapy.

“This new study provides important insights into the potential synergies obtainable when mesenchymal stem cells are potentiated ex vivo by Ad5IGF-1 and suggest that Corgentin may be able to substantially improve stem cell approaches to the treatment of important disease conditions such as a heart attack. Based on the large body of scientific evidence supporting IGF-1’s safety, its potentially beneficial effects in promoting tissue repair and regeneration, and its potential for promoting stem cell responses in vivo, we believe that Corgentin may be an important product candidate for the treatment of heart attack and other cardiovascular indications, including approaches based on the use of stem cells,” concluded Mr. Reinhard.

About Cardium

Cardium Therapeutics, Inc. and its subsidiaries, InnerCool Therapies, Inc. and the Tissue Repair Company, are medical technology companies primarily focused on the development, manufacture and sale of innovative therapeutic products and devices for cardiovascular, ischemic and related indications.

Cardium’s InnerCool Therapies subsidiary is a San Diego-based medical technology company in the emerging field of temperature modulation therapy to rapidly and controllably cool the body in order to reduce cell death and damage following acute ischemic events such as cardiac arrest or stroke, and to potentially lessen or prevent associated injuries such as adverse neurological outcomes. For more information about Cardium’s InnerCool subsidiary and patient temperature modulation, including InnerCool’s new RapidBlue™ System and its CoolBlue™ System, please visit www.innercool.com.

Cardium also has two biologic candidates in clinical development. Cardium’s Tissue Repair Company subsidiary (TRC) is focused on the development of growth factor therapeutics for the treatment of severe chronic diabetic wounds. TRC’s lead product candidate, Excellarate™, is a DNA-activated collagen gel for topical treatment formulated with an adenovector delivery carrier encoding human platelet-derived growth factor-BB (PDGF-BB). Excellarate™ is initially being developed to be administered once or twice for the potential treatment of non-healing diabetic foot ulcers. Other potential applications for TRC’s Gene Activated Matrix™ (GAM) technology include therapeutic angiogenesis (cardiovascular ischemia, peripheral arterial disease) and orthopedic products, including hard tissue (bone) and soft tissue (ligament, tendon, cartilage) repair. For more information about Cardium’s Tissue Repair Company subsidiary, please visit www.t-r-co.com.

Cardium’s Generx® product candidate (alferminogene tadenovec, Ad5FGF-4) is a DNA-based growth factor therapeutic designed for potential application by interventional cardiologists as a one-time treatment to promote and stimulate the growth of collateral circulation in the hearts of patients with ischemic conditions such as recurrent angina. For more information about Cardium Therapeutics and its businesses, products and therapeutic candidates, please visit www.cardiumthx.com or view its most recent Annual Report at http://www.cardiumthx.com/flash/pdf/CardiumAR07_Book_FINAL.pdf.

Forward-Looking Statements

Except for statements of historical fact, the matters discussed in this press release are forward looking and reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond our control and may cause actual results to differ materially from stated expectations. For example, there can be no assurance that results or trends observed in pre-clinical studies will be reproduced in subsequent studies, that human clinical trials can be conducted and completed in an efficient and successful manner, that product modifications or launches will be successful or that the resulting products will be favorably received in the marketplace, that our products or proposed products will prove to be sufficiently safe and effective, that necessary regulatory approvals will be obtained, or that our products or product candidates will not be unfavorably compared to competitive products that may be regarded as safer, more effective, easier to use or less expensive. Actual results may also differ substantially from those described in or contemplated by this press release due to risks and uncertainties that exist in our operations and business environment, including, without limitation, risks and uncertainties that are inherent in the development of complex biologics and the conduct of human clinical trials, including the timing, costs and outcomes of such trials, and our ability to obtain necessary funding, regulatory approvals and expected qualifications, our limited experience in the development, testing and marketing of complex biologics and therapeutic hypothermia devices and whether our efforts to accelerate the commercialization of such products or proposed products will be successful or completed within the timeframes contemplated, our dependence upon proprietary technology, our history of operating losses and accumulated deficits, our reliance on collaborative relationships and critical personnel, and current and future competition, as well as other risks described from time to time in filings we make with the Securities and Exchange Commission. We undertake no obligation to release publicly the results of any revisions to these forward-looking statements to reflect events or circumstances arising after the date hereof.

Copyright 2009 Cardium Therapeutics, Inc. All rights reserved.

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Cardium Therapeutics™ and Generx® are trademarks of Cardium Therapeutics, Inc.

Tissue Repair™, Gene Activated Matrix™, GAM™, and Excellarate™

are trademarks of Tissue Repair Company.

InnerCool Therapies®, InnerCool®, RapidBlue™ and CoolBlue™ are trademarks of InnerCool Therapies, Inc.